PHILLIPS

INVOICE

Masterworks Gallery, LLC as agent for Masterworks
Cayman SPC
225 Liberty Street, 29th Floor
New York, NY 10281
United States

Account No: [***]
Invoice No: HK010223/6024/1
Paddle No: [***]
Tax ID:

Sale Title	Sale Date	Sale Number	Auctioneer
20th Century & Contemporary Art Day Sale	01-Apr-2023	HK010223	Jonathan Crockett / Danielle So

Lot No	Description	Hammer	Buyer Premium	Total Amount
250	**Ayako Rokkaku** ARP19-073	3,000,000.00	810,000.00	HKD3,810,000.00
			Total Amount Due	**HKD3,810,000.00**

HK010223 Lot 250
EPT: 90 days
Due date: 29 Jun 2023

PLEASE NOTE THAT THE PAYMENT IS DUE IMMEDIATELY AND MUST BE MADE BY THE INVOICED PARTY

Bank Transfer Details: Phillips Auctioneers Limited, Societe Generale HK, Three Pacific Place, 1 Queen's Rd East, HK. HKD Account Number [***]. SWIFT: [***]

The purchase of the lots listed above is subject to the Conditions of Sale set out in the auction catalogue for the above referenced sale.

For information on the Buyer Premium, please see the Buyer's Guide found on the Phillips website www.phillips.com